SECURITIES AND EXCHANGE COMMISSION
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 FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Transfer Enterprises, Inc.
(Exact Name of Registrant in its Charter)

Delaware	7380	46-2763140
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

10045 Red Run Boulevard, Suite 140
Owings Mills, MD 21117
855-545-0251
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business and Agent for Service)

InCorp Services, Inc.
One Commerce Center – 1201 Orange St. #600
Wilmington, DE 19899
800-246-2677
(Registered Agent
Address and Phone Number)

Copies of communications to:

The Law Offices of Thomas C. Cook
500 N. Rainbow Blvd., suite 300
Las Vegas, NV 89107
Phone: 702-221-1925
Fax: 702-221-1963
(SEC Attorney
Adress, phone and fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐
(Do not check if a smaller reporting company)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
_
Title of Each Class of Securities to be Registered	Amount of shares to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.001 per share	2,000,000	$0.30	$600,000	$81.84
TOTAL	2,000,000	$0.30	$600,000	$81.84

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457( a ).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PRELIMINARY PROSPECTUS
TRANSFER ENTERPRISES, INC.
2,000,000 SHARES OFCOMMON STOCK
SUBJECT TO COMPLETION DATED __________ 2013

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Transfer Enterprises, Inc. a Delaware company (“we”, “us”, “our”, “Transfer Enterprises”, “Company” or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 18 months. At the discretion of our board of directors, we may discontinue the offering before expiration of the 18-month period. All expenses associated with this offering are being paid by Owings-1, LLC pursuant to the Client Services Agreement attached hereto in Exhibit 10.1. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 2,000,000 shares is a “best efforts” offering, which means that our Officer will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.30 per share for the duration of the offering. Proceeds from the sale of the shares will be used to implement our plan of operation. Any funds that we raise from our offering of 2,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We will receive net proceeds of $600,000 if all the shares in this offering are sold.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our President will be solely responsible for selling shares under this offering and no commission will be paid on any sales.  Our President intends to offer our shares to friends, family members, and business acquaintances for a period of 18 months from the effective date of this prospectus.  In offering the securities on our behalf, our President will rely on safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

We do not have any arrangements to place the funds received from our offering of 2,000,000 shares of common stock in an escrow, trust, or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market.  We have arbitrarily determined the offering price of $0.30 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 7 before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is____________, 2013
The following table of contents has been designed to help you find information contained in this prospectus.

We encourage you to read the entire prospectus.

Until _____, 2013 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Transfer Enterprises” refer to Transfer Enterprises, Inc. unless the context otherwise indicates.

As used in this prospectus, references to the “customer,” “client,” “client company,” or “issuer” refer to those companies that will utilize our services as a Transfer Agent.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Transfer Services, Inc. was incorporated on May 9, 2013, under the laws of the State of Delaware for the purpose of acquiring U.S. Stock Transfer Corp. and providing transfer agent services to an array of both public and privately held companies directly and/or through agreements with third party transfer agents (“White Label Arrangements”).  As of the date of this prospectus, we have cash reserves of $0.  Although the Company is currently provided free access to office space and telephone and internet service by The Owings Group, LLC, it is anticipated that we will begin to pay for these expenses if we realize 75% participation or higher in this Offering (See "Use of Proceeds" on page 15.  As the Company begins to expand and increase its client base, we expect additional administrative and operational costs.  We anticipate that some of these costs will be covered revenues from Company operations and the balance will be covered by using proceeds from this Offering.  If we are unsuccessful in raising sufficient funds from this Offering, we may need to seek alternative means of funding.

We are a development stage company that has not realized any revenues to date. We are in the early stages of developing our business which is to perform the responsibilities of a transfer agent for corporations with shares that are both actively and inactively traded in the AMEX, NASDAQ, OTC Bulletin Board, and pink sheets markets directly and/or through a white label arrangement with an existing transfer agent. Our business is regulated by the Securities and Exchange Commission (SEC).  On behalf of our corporate clients, we will perform three main functions:

•	Issue and cancel certificates to reflect changes in ownership

•	Act as an intermediary for the company

•	Handle lost, destroyed, or stolen certificates

Our plan of operations over the 12 month period following successful completion of our offering of 2,000,000 shares of common stock is to (i) establish a white label arrangement with an existing transfer agent, (ii) continue to develop and enhance our website for $35,000 to $75,000, (iii) engage in marketing efforts to solicit our services to prospective clients for $50,000 to $125,000, (iv) hiring new employees for $60,000 to $100,000, (v) set up a new office for between $25,000 and $45,000, (vi) payoff our $200,000 obligation to Owings-1, LLC, and (vii) cover the costs of being a “reporting issuer” which are estimated to be $15,000  (See "Plan of Operations" on page 38).   Our estimated annual cost of $15,000 for being a “reporting issuer” under the Securities Exchange Act of 1934 does not include the cost of this offering.

We need to raise at least $200,000 from this Offering to satisfy an obligation to Owings-1, LLC for services rendered in relation to this S-1 registration (See “Client Services Agreement" in Exhibit 10.1. The $200,000 is due to Owings-1, LLC once this prospectus is declared effective.  In the event that we fail to raise sufficient proceeds through this Offering to satisfy this obligation, Owings-1, LLC has verbally agreed to renegotiate or extend the repayment terms of this liability.  We need to realize maximum participation in this Offering to implement our complete Plan of Operation.  If we are unsuccessful in this offering, we will need minimum financing of $15,000 over the next 12 months to cover the costs of our quarterly and annual filing requirements.  If necessary, The Owings Group, LLC, has verbally agreed to provide us with an on demand, non-interest bearing loan to cover these costs.  In this event, The Owings Group, LLC has also verbally agreed to continue providing us with office space and access to internet and telephone services free of charge.  There is, however, no guarantee that Owings-1, LLC will make accommodations in relation to our $200,000 obligation or that The Owings Group, LLC will extend a loan to us or provide free access to office space and internet and telephone service in the event our Offering fails.  If we do not realize sufficient participation in our Offering, and are unable to negotiate alternative means of financing, we could be forced to cease operations.

From inception until the date of this filing we have had limited operating activities, primarily consisting of (i) the incorporation of the Company, (ii) development of our business plan, (iii) our initial equity funding by The Owings Group, LLC, (iv) the acquisition of U.S. Stock Transfer Corp. and its transfer agent license from Sycamore Ventures, Inc., (v) preliminary sales efforts with target companies, and (vi) the pursuit of a White Label Arrangement.  On May 10, 2013, The Owings Group, LLC, was issued 19,000,000 shares of our common stock, with a par value of $0.001, for a commitment to pay $1,000 once our bank account is opened and good will consideration in the form of access to its existing professional relationships with potential customers, management-related expertise, rent-free office space, access to internet and phone service, as well as access to a client relationship management (CRM) database.

On May 10, 2013 the Company issued 1,000,000 shares of common stock, with a par value of $0.001, to Sycamore Ventures, Inc. in return for ownership of U.S. Stock Transfer Corp. and the rights to its transfer agent license.   Using this license, the Company intends on marketing its services to small-to-medium sized public and private companies, with a special emphasis on newly public companies as well as those listed on the Over-The-Counter Bulletin Board (“OTCBB”).  The Company will accomplish this by capitalizing on our President’s existing professional relationships and contacts as well as by marketing directly – by telephone and email - to those companies listed on the OTCBB.

On May 20, 2013, Sycamore Ventures, Inc. acquired 19,000,000 shares of the Company’s common stock from The Owings Group, LLC.  As a result, Sycamore Ventures, Inc. currently owns 100% of our issued and outstanding common stock.

Neither our President nor our Secretary have prior experience performing the responsibilities of a transfer agent and have no direct training or experience in the responsibilities of a transfer agent, and as such our President and Secretary may not be fully aware of many of the specific requirements related to the responsibilities of a transfer agent.  As such, we will initially be heavily dependent on the White Label partner partner to ensure compliance with pertinent rules and regulations as well as for the successful administration of transfer agent services.  However, our President is a licensed attorney who has been practicing in the field of securities law for over 25 years. Our President currently devotes approximately 5 to 10 hours a week to Company matters and expects to devote approximately 10 to 15 hours a week to Company matters after the completion of this offering. Our Secretary currently devotes approximately 5 hours a week to Company matters and expects to devote approximately 5 to 10 hours a week to Company matters after the completion of this offering.

Neither our Director, Mary Radomsky, nor our President, Jerry Gruenbaum, nor our Secretary, David Mathias, agreed to serve as a Director or Officers of the Company at least in part due to any plan, agreement, or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity and also confirms that he has no such present intentions.

Our financial statements from inception on May 9, 2013 through May 31, 2013 report no revenues and a net loss of $119,196. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company’s principal office is located at 10045 Red Run Boulevard, suite 140, Owings Mills, MD 21117.

Our telephone number is 443-334-8840.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN ‘EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 6 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our President will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information, investment experience, and objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Offering

Securities Being Offered:	2,000,000 shares of common stock, par value $0.001 per share.

Offering price	$0.30 per share

Duration of the Offering:	The 2,000,000 shares of common stock are being offered for a period of 18 months.

Net proceeds to us	$600,000 assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 16.

Shares Outstanding Prior to Offering	20,000,000 shares of common stock.

Shares Outstanding After Offering	22,000,000 shares of common stock

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	These costs are being borne by a third party (See “Client Services Agreement,” attached hereto at Exhibit 10.1)

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from May 9, 2013 (Inception) to May 31, 2013. Such information should be read in conjunction with such financial statements, including the notes thereto.  Our working capital as of May 31, 2013 was negative $100,000.

Financial summary	May 31, 2013 ($)
Cash and Deposits	0
Total Assets	0
Total Liabilities	100,000
Total Stockholder’s Equity (Deficit)	(100,000)

Statement of Operations	From Inception to May 31, 2013
Total Expenses	119,196
Net Loss for the Period	119,196
Net Loss per Share	0.01

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

Risks Relating to Our Business

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on May 9, 2013 and have very limited operations. We have not realized any revenues to date. Our business is to perform the responsibilities of a transfer agent for publicly traded securities.

We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to May 31, 2013 is $119,196. Based upon our plans, we expect to incur significant operating losses for the immediate future because there are substantial costs and expenses associated with the development and marketing of our services. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, Seale & Beers, CPAs state in their audit report, August 13, 2013 and included herein, that we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations. As a result, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our services gains significant popularity. Our only source of funds to date has been the sale of our common stock to The Owings Group, LLC. Because we cannot currently assure anyone that we will be able to generate enough interest in our services, or that we will be able to generate any significant revenues or income, the identification of new sources equity financing becomes significantly more difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

Once this prospectus is declared effective, the Company will have to satisfy a $200,000 obligation to Owings-1, LLC for services rendered in relation to this Offering.

If the Company does not achieve sufficient participation in this Offering to realize at least $200,000 in proceeds, it will have to resort to alternative means for financing, restructuring, or satisfying this obligation.  If the company realizes exactly $200,000 from this Offering, it will still have to resort to some fashion of financing to satisfy the costs associated with being a reporting company, which are estimated to be approximately $15,000 per year.  The Company has secured a verbal agreement from, The Owings Group, LLC, that it will provide an on demand, non-interest bearing loan to the Company to cover the costs of being a reporting company.  However, there is no guarantee that The Owings Group, LLC will have the capacity to honor this verbal agreement should the Company not realize sufficient proceeds from this Offering to cover these costs.  If the Company cannot source an alternative means of financing, it will not be able to cover the costs of being a reporting company and may be forced to cease operations.

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures to complete the development and launch our capabilities for performing the responsibilities of a transfer agent. If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

The success of our marketing strategy is heavily dependent on our Officer’s ability to generate business from his existing business relationships.

Initially, our success is reliant on our ability to generate revenues by building our client base using our Officer’s network of professional contacts.  If he is unable to capitalize on these relationships to produce revenue for our company, we may be unable to generate sufficient revenues and would in turn be forced to cease operations.

Our business may fail if we are unable to secure a successful White Label Arrangement with another transfer agent.

We are in the process of pursuing a White Label Agreement with another transfer agent in which our Company would partner with an existing, experienced transfer agent. Pursuant to this relationship, our Company would secure clients in need of transfer agent services but the services would actually be performed by this third party transfer agent.  If we are unable to secure a White Label Agreement, we may be unable to execute our business model,  We currently do not have the manpower to perform all of the transfer agent services directly and our business will be forced to cease operations.

The white label arrangement does not afford us a significant ability to administer quality control and our business will fail if our white label partner is unsuccessful as a transfer agent.

If we are able to enter into a White Label Arrangement with a transfer agent, there are risks that the transfer agent will perform its responsibilities in an unsatisfactory manner that leaves us subject to legal liability and damages our reputation as a reliable transfer agent.  Regardless of the specific White Label Arrangement and the governing contract, we may have a limited ability to control and monitor those services of the transfer agent being performed by the third party transfer agent. Transfer agents are tightly regulated and an error by the third party transfer agent in issuing or transferring stocks or bonds may result in liability in the form of costly shareholder lawsuits or regulatory fines.

Additionally, the legal environment may change, adding new and unexpected costs of compliance.  If the transfer agent is unable to establish policies and procedures that avoid mistakes, any associated lawsuits or regulatory fines resulting from their mistakes could adversely affect our profitability and overall operations. Inaccurate or tardy transfers of stocks or bonds, or even poor customer service by the transfer agent may result in discontent among clients, who would then seek alternative providers of transfer agent services. We do not currently have a plan for a comprehensive, data-driven approach to monitor the quality of services provided by the transfer agent. This makes our business vulnerable to being damaged by errors in the services provided by the transfer agent without being able to recommend corrections in a timely and practical manner.  Further, we do not have the facilities in place to take over all of the transfer agent’s responsibilities should they become unable or unwilling to honor the terms of the white label arrangement.

We will require financing to implement our full Plan of Operation and our inability to obtain such financing could prohibit us from executing our business plan and cause us to cease operations.

We will need to raise funds through public or private debt or sale of equity to implement our Plan of Operation.  If our Offering is unsuccessful, we may need to resort to alternative means of financing to cover expenses as they arise in the future. Such financing may not be available when needed.  Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

Since our officers currently work without compensation and we are provided free access to office space and internet and telephone service by The Owings Group, LLC, our current cash of $0 should be sufficient to cover our operating expenses through 2013.  However, we will need to generate revenues and/or obtain additional funds in order to maintain and expand our operations or deal with any unexpected expenses as they arise. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plan of operations. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

We may lose or mismanage shareholder information.

The transfer agent we partner with will be responsible for collecting and managing the shareholder information for our client companies. If our customer data is lost through electronic or physical failure, either on our part or on the part of the transfer agent in a white label arrangement, then we would not only face legal liability but would badly damage our reputation as a transfer agent and ability to be profitable.

We may be unable to convince consumers to pay for services as a transfer agent.

A number of businesses internally perform many of the services normally provided by a transfer agent without relying on outside support. If there were to be technological or regulatory developments that encouraged other businesses to internalize many of these services, then we would face additional challenges in attracting business.  Further, the associated contraction in demand for transfer agent services would increase competition in the marketplace for remaining business which could force us to lower our prices and adversely affect our profitability and overall operations.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our own that may result in price reductions and decreased demand for our services. We will be at a particular competitive disadvantage in obtaining the business of large established companies, many of which rely on one of a handful of transfer agents widely-known in the investor services community. Our opportunity to obtain customers may be limited by our financial resources, small size, and lack of market presence.  We expect to be less able than our larger competitors to cope with rising costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of those advances.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have two employees, but we depend primarily on Jerry Gruenbaum for our operations. The loss of Mr. Gruenbaum would have a substantial negative effect on our company and may cause our business to fail. Mr. Gruenbaum has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms.  The loss of Mr. Gruenbaum’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on Jerry Gruenbaum.  We do not anticipate entering into employment agreements with him or acquiring key person insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not completed the development of our services and have yet to generate revenues. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed transfer agent services will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our President, Jerry Gruenbaum, to build our customer base.  Our company has no prior experience which it can rely upon in order to garner its first prospective customers to purchase used vehicles.  Prospective customers may prefer to purchase used vehicles from our competitors because we have no prior experience in our industry.

Our Officers are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our President and Secretary have existing and additional responsibilities to provide management and services to other entities.  Mr. Gruenbaum, our President, devotes approximately 5 to 10 hours per week to Company matters. Subsequent to the successful completion of this offering, Mr. Gruenbaum will devote approximately 10 to 15 hours per week to Company matters.  Mr. Mathias, our Secretary, devotes approximately 5 hours per week to Company matters.  Subsequent to the successful completion of this offering, Mr. Mathias will devote approximately 5 to 10 hours per week to Company matters.  As a result, demands for the time and attention from Mr. Gruenbaum and Mr. Mathias from our company and other entities may conflict from time to time.  Because we rely primarily on Mr. Gruenbaum and Mr. Mathias to maintain our business contacts and to promote our services, their limited devotion of time and attention to our business may hurt the operation of our business.

Investors will have little voice regarding the management of our company due to the large ownership position held by Sycamore Ventures, Inc. and thus it would be difficult for new investors to make changes in our operations or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders, including the election of directors.

Sycamore Ventures, Inc. currently owns approximately 20,000,000, or 100%, of our issued and outstanding shares of common stock.  Accordingly, Sycamore Ventures, Inc. may ultimately exercise complete control over the company and have the ability to make decisions regarding, (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock itself; (ii) employment decisions, (iii) the appointment of all directors; and (iv) whether to enter into material transactions with related parties. If we are successful in completing the Maximum Offering it will own 90.9% of the company’s issued and outstanding common stock, and is still in a position to significantly influence control of the Company.  If we close our offering with less than the Maximum Offering, Sycamore Venture, Inc.’s percentage ownership is even higher. Such control may be risky to the investor because our company’s operations are dependent on a very few people who could lack ability, or interest in pursuing our operations. In such event, our business may fail and you may lose your entire investment.  Moreover, investors will not be able to effect a change in the Company’s board of directors, business or management.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  Although we believe that the approximately $ 10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly.  Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years,  or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We have no Chief Financial Officer, which makes it more difficult for us to comply with our public company reporting obligations and prevents us from having an internal check on our financial reporting.

We have no Chief Financial Officer, and the duties of a Chief Financial Officer are currently performed by Jerry Gruenbaum, our President. As a result, it will be more difficult for us to fully comply with our reporting obligations as a public company, and our ability to do so is uncertain. In addition, because our President is also acting as our Chief Financial Officer, we do not have any internal check on our financial reporting.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Risks Related to Owning Our Common Stock

Our stockholders may not be able to resell their stock due to a lack of public trading market.

There is presently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon completion of this offering.  However, there can be no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell shares in those states. There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share process and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

•    Potential investors’ anticipated feeling regarding our results of operations;
•    Increased competition;
•    Our ability or inability to generate future revenues; and
•    Market perception of the future of development of EDGAR filing services.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 2,000,000 shares of common stock will be immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from our offering of 2,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds.  As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”.  A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.”  In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $5,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Investors that need to rely on dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 100,000,000 shares of common stock. At present, there are 20,000,000 and outstanding shares of common stock.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our common shares.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of Transfer Enterprises, Inc.

We may be subject to Section 203 of the Delaware General Corporation Law (“DGCL”), an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the time the person became an interested shareholder, unless the business combination or the acquisition of shares that resulted in a shareholder becoming an interested shareholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our shareholders.

For purposes of Delaware law, an “interested shareholder” is any person who that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder, and the affiliates and associates of such person; provided, however, that the term “interested shareholder” shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested shareholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested shareholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested shareholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through (i) Beneficially owns such stock, directly or indirectly; or (ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of Transfer Enterprises, Inc. from doing so if it cannot obtain the approval of our board of directors.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and registration statement on Form S-1 contain certain forward-looking statements that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.

USE OF PROCEEDS

Our public offering of 2,000,000 shares is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $0.30. The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the shares in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under “Risk Factors.”  Accordingly, we will retain broad discretion in the allocation of proceeds of this Offering.  The costs of this Offering are being advanced by Owings-1, LLC pursuant to the Client Services Agreement, attached hereto in Exhibit 10.1.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)	$150,000	$300,000	$450,000	$600,000
Costs associated with being a reporting company	$0.00	$15,000	$15,000	$15,000
Office set up	$0.00	$0.00	$25,000	$45,000
Website Development	$0.00	$35,000	$50,000	$75,000
Marketing campaign	$0.00	$50,000	$75,000	$125,000
Salary for Employees	$0.00	$0.00	$60,000	$100,000
Cash Reserve	$0.00	$0.00	$25,000	$40,000
Pay off Obligation to Owings-1, LLC	$150,000	$200,000	$200,000	$200,000

(1) Expenditures for the 12 months following the completion of this offering.  The expenditures are categorized by significant area of activity.

The above figures represent only estimated costs.

Any funds we raise from our offering of 2,000,000 shares of common stock will be immediately available for our use and will not be returned to investors.  We will not maintain an escrow, trust, or similar account for the receipt of proceeds from the sale of our shares.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.   If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

If necessary, The Owings Group, LLC, has verbally agreed to loan the company funds to cover the costs of our quarterly and annual reporting and filing requirements, but we will require full funding to implement our complete plan of operation (See the “Plan of Operation” section of this prospectus).  Such loan would have no term, be payable upon demand and have no interest rate.  In the event that our Offering fails, The Owings Group, LLC, has agreed to continue providing us the use of our current office space, and access to telephone and internet service free of charge.  Additionally, if our Offering is unsuccessful, our President, Jerry Gruenbaum, and our Secretary, David Mathias, have verbally committed to continuing their roles as Officers without compensation until such time as the Company generates sufficient revenues to warrant providing them with salaries.

In the event our offering fails to realize at least $200,000 in proceeds, then we will be unable to repay the total amount that will be owed to Owings-1, LLC upon the effective date of this prospectus. Owings-1, LLC has verbally agreed to renegotiate or extend the repayment terms of this obligation if the Offering does not produce sufficient proceeds.

Please see a detailed description of the use of proceeds in the "Plan of Operation" section on page 38 of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The price of the current offering is fixed at $0.30 per share. This price is significantly higher than the price paid by The Owings Group, LLC or Sycamore Ventures, Inc. for common equity since the Company’s inception on May 9, 2013.  The Owings Group, LLC, received 19,000,000 shares of common stock, with a par value of $0.001, from the Company on May 10, 2013.  In return for these shares, The Owings Group, LLC provided the Company with a commitment to pay $1,000 and good will consideration in the form of office space, access to telephone and internet service, access to its network of professional contacts and relationships, as well as the use of a customer relationship management (“CRM”) database.  Sycamore Ventures, Inc. received 1,000,000 shares of common stock, with a par value of $0.001, from the company on May 10, 2013.  In return for these shares, Sycamore Ventures, Inc. provided the Company ownership of U.S. Stock Transfer Corp. and its transfer agent license.

On May 20, 2013, Sycamore Ventures acquired 19,000,000 shares of the Company’s common stock from The Owings Group, LLC.

As of May 31, 2013, the net tangible book value of our shares of common stock was $0 or approximately $0 per share based upon 20,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 22,000,000 shares to be outstanding will be $600,000 or approximately $.02727 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $.02727 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.30 per share to $.02727 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 9.1% of the total number of shares then outstanding for which they will have made cash investment of $600,000, or $0.30 per share. Our existing stockholder will own 90.9% of the total number of shares then outstanding.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 21,500,000 shares to be outstanding will be $450,000, or approximately $.02093 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $.02093 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.30 per share to $.02093 per share.

After completion of this offering investors in the offering will own approximately 7.0% of the total number of shares then outstanding for which they will have made cash investment of $450,000, or $0.30 per share. Our existing stockholder will own approximately 93.0% of the total number of shares then outstanding.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 21,000,000 shares to be outstanding will be $300,000, or approximately $.01429 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $.01428 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.30 per share to $.01429 per share.

After completion of this offering investors in the offering will own approximately 4.8% of the total number of shares then outstanding for which they will have made cash investment of $300,000, or $0.30 per share. Our existing stockholder will own approximately 95.2% of the total number of shares then outstanding.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 20,500,000 shares to be outstanding will be $151,000 or approximately $.00732 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $.00731 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $.30 per share to $.00732 per share.

After completion of this offering investors in the offering will own 2.4% of the total number of shares then outstanding for which they will have made cash investment of $150,000, or $0.30 per share. Our existing stockholder will own 97.6% of the total number of shares then outstanding.

Existing Shareholders if all Shares Sold Price per share	$.00
Net tangible book value per share before offering	$.00
Potential gain to existing shareholders	$600,000
Net tangible book value per share after offering	$.02727
Increase to present shareholders in net tangible book value per share after offering	$.02727
Capital contributions	$0
Number of shares outstanding before the offering	22,000,000
Number of shares after offering held by existing shareholders	22,000,000
Percentage of ownership after offering	90.9%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$.30
Dilution per share	$.2791
Capital contributions	$600,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	9.1%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.30
Dilution per share	$.2857
Capital contributions	$450,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	7.0%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.30
Dilution per share	$.2857
Capital contributions	$300,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	4.8%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.30
Dilution per share	$.2927
Capital contributions	$150,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	2.4%

PLAN OF DISTRIBUTION

This is a self-underwritten offering and our President, Jerry Gruenbaum, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares he may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Our President will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our President will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President is not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

4. Our President meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or intends primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).  Under Paragraph 3a4-1(a)(4)(iii), our President must restrict his participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mail or other means that does not involve oral solicitation by our President of a potential purchaser; provided, however, that the content of such communication is approved by our Director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

Our President does not intend to purchase any shares in this offering.

Transfer Enterprises, Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered, with no minimum purchase requirement. The price per share is fixed at $0.30 for the duration of this offering.   Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board.  In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

Terms of the Offering

We are offering a total of 2,000,000 shares of our common stock in a self-underwritten public offering, with no minimum purchase requirement.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

The shares will be sold at the fixed price of $0.30 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the effective date of this prospectus and continue for a period of 18 months. At the discretion of our board of directors, we may discontinue the offering before expiration of the 18-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As the date of this prospectus, there were 20,000,000 shares of our common stock issued and outstanding that are held by one shareholder of record and no shares of preferred stock were issued or are outstanding.  Sycamore Ventures, Inc. owns 20,000,000 shares of our common stock.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We do not currently have any preferred stock issued and outstanding, but the Company is authorized to issue up to 10,000,000 shares of preferred stock.  Preferred stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Transfer Agent

We do not currently have a transfer agent but we are in the process of retaining one.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Delaware Anti-Takeover Laws

The Delaware Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Delaware corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Certificate of Incorporation or Bylaws of the corporation. Our Certificate of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Delaware corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Delaware; and (2) does business in Delaware directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Delaware. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Delaware "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Delaware corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Delaware's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Market for Our Shares of Common Stock

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, we have one shareholder of record.

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Bulletin Board (“OTCBB”).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC.  Market makers are not permitted to begin quotation of a security of an issuer that does not meet this requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the Company and any market maker regarding participation in a future trading market for our securities.

Rule 144 Shares

As of the date of this prospectus, we have issued 20,000,000 shares of common stock.  Sycamore Ventures, Inc. beneficially owns 20,000,000 shares of our common stock.  These shares are currently restricted from trading under Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

• contains a toll-free telephone number for inquiries on disciplinary actions;

• defines significant terms in the disclosure document or in the conduct of trading penny stocks;and

• contains such other information and is in such form (including language, type, size and format) asthe Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide the following to the customer, prior to effecting any transaction in a penny stock:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF BUSINESS

General

We were incorporated on May 9, 2013 in the State of Delaware. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of (i) the incorporation of our company, (ii) the development of our business plan, (iii) the commitment for our initial equity funding by The Owings Group, LLC, (iv) the acquisition of U.S. Stock Transfer Corp. and its transfer agent license from Sycamore Ventures, Inc., (v) preliminary sales efforts with target companies, and (vi) the pursuit of a White Label Arrangement.  On May 10, 2013 The Owings Group, LLC acquired 19,000,000 shares of our common stock, with a par value of $0.001 per share, in return for our initial funding of $1,000 and good will consideration in the form of access to its existing professional relationships with potential customers, management-related expertise, rent-free office space, access to internet and phone service, as well as access to a client relationship management (CRM) database.  On May 10, 2013 we acquired ownership of U.S. Stock Transfer Corp. and its transfer agent license from Sycamore Ventures, Inc. in return for 1,000,000 shares of our common stock.

On May 20, 2013, Sycamore Ventures, Inc. acquired 19,000,000 shares of the Company’s common stock from The Owings Group, LLC.  As a result, Sycamore Ventures, Inc. currently owns 100% of our issued and outstanding common stock.

Our financial statements from inception on May 9, 2013 through our fiscal period ended May 31, 2013 report no revenues and a net loss of $119,196.  Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company with limited operations prior to acquiring U.S. Stock Transfer Corp.  We intend to utilize the transfer agent license of U.S. Stock Transfer Corp. to provide transfer agent services directly and/or through a White Label Arrangement with an existing transfer agent wherein we market transfer agent services, establish client relationships, and have the partner transfer agent manage the operational side of the business.

We will provide the following services to our client companies:

•	Issue and cancel certificates to reflect changes in ownership
•	Act as an intermediary for client companies
•	Handle the replacement of lost, destroyed, or stolen certificates

We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we believe that we require a minimum funding of $300,000 for the next twelve months. We require at least $450,000, or 75% participation, to implement our entire business plan. After the twelve month period we may need additional financing.  If we do not generate any revenue we may need a minimum of $15,000 to cover the costs of being a reporting issuer.  If necessary, The Owings Group, LLC, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.  Such loan would have no term, be payable upon demand and have no interest rate.  In the event that our Offering fails, The Owings Group, LLC, has agreed to continue providing us the use of our current office space, as well as access to internet and telephone service, free of charge until the Company generates sufficient revenues to bear the burden of these costs.  Additionally, if our Offering is unsuccessful, our President, Jerry Gruenbaum, and Secretary, David Mathias, have verbally committed to continuing their roles as Officers without compensation until such time as the Company generates sufficient revenues to warrant providing them with salaries.  In order to satisfy our obligation to Owings-1, LLC, which is due once this prospectus is declared effective, we need to raise a minimum of $200,000 in this Offering.  If our offering fails, or we are unable to raise enough capital to satisfy this obligation when incurred, Owings-1, LLC has verbally agreed to renegotiate or extend the repayment terms of this obligation.

We have no revenues and have incurred losses since inception. Our business office is located at 10045 Red Run Boulevard, suite 140, Owings Mills, MD 20912.

Our telephone number is 443-334-8840.

As used in this prospectus, references to the “customer,” “client,” “client company,” or “issuer” refer to those companies that will utilize our services as a Transfer Agent

Service Description

We intend to act as transfer agents for publicly traded securities and to provide these services for book-entry and physical certificate shares.  For the corporations issuing the securities, we will provide services to assure that all stocks and bonds are issued, transferred and cancelled correctly. On behalf of shareholders, we will provide support in transferring their shares and in updating or replacing inaccurate or missing stock certificates. The services that we will make available are also likely to overlap with those of a corporate registrar, in charge of keeping track of the actual issuance of shares to assure that the allowed maximum of issuable shares has not been exceeded.

We will provide our services directly and/or through a white label partnership with an established transfer agent. No partnership has been formed but we are actively performing due diligence on partnership candidates. We anticipate that through this White Label Arrangement, we will pay the third party transfer agent company to provide certain services for our client companies. We would maintain the client relationships and bill directly for the services provided.  There is, however, no guarantee we will be able to establish a white label arrangement and as a result there is no guarantee that we will be able to generate revenues which would in turn force us to cease operations.

Below is a more comprehensive review of the specific services that we can offer as a Transfer Agent:

Record Keeping and Share Transfers

•	We will maintain records relating to our clients’ registered shareholders, to include contact information and the number of shares owned
•	Perform due diligence to ensure a transfer request is in good order:
- confirm the authenticity of the transferor’s signature
- confirm transferor does have the legal ability to initiate the transfer
•	We will effect share transfers and cancel shares as necessary to reflect changes in ownership
•	We will facilitate share cancelation and issuance in cases of:
-	Requests to combine or split certificates into larger or smaller denominations
-	Consolidation of like accounts
-	Converting shares from certificate to book-entry form
-	Lost, stolen, or destroyed certificates
•	We will function as a registrar to ensure a client does not issue more shares than authorized
•	We will perform escheatment services:
-	Satisfy state-specific due diligence requirements for potentially “unclaimed” or “abandoned” property
-	Reporting “unclaimed” or “abandoned” property
-	Transfer the “abandoned” property to the respective state or territory
-	Maintain records required by SEC lost shareholder rules
•	We will offer shareholders access to the Depository Trust Company’s (DTC) systems:
- Fast Automated Securities Transfer (FAST) system
-  Direct Registration System (DRS)

Corporate Actions

In the event of certain actions like mergers, acquisitions, capital reorganizations, or dividend issuance we will act in the following capacities:

•	Escrow Agent – we will hold assets on behalf of one party, or remittance to another party, following the satisfaction of prearranged stipulations
•	Conversion Agent – facilitate the conversion of debt securities into equity securities
•	Subscription Agent – enable equity shareholders of a corporation to subscribe to additional issuance of new debt or equity
•	Tender Agent – collect surrendered shares and make payments for those shares at a predetermined price
•	Paying Agent – remit payments due (i.e. dividends, interest, etc.)

Shareholder Meetings, Proxy Materials, and Vote Tabulation

We will function as an intermediary for the company, handling the following responsibilities as requested (in addition to those detailed in the “Corporate Actions” section above):

•	Help prepare the notice of internet availability and proxy card for annual shareholder meetings
•	Print proxy materials and send them to registered shareholders (we will handle both full-set mailings and notice-only mailings)
•	Tabulate votes of registered shareholders (we will coordinate vote tabulation with street-side proxy services providers responsible for recording beneficial shareholder votes if applicable)
•	Serve as the Inspector of Election for reporting at annual meetings

Dividend Reinvestment Plans (DRP) and Direct Stock Purchase Plans (DSPP)

Issuers may elect to offer shareholders a dividend reinvestment plan (DRP), where these individuals’ cash dividends can be automatically use to purchase more of the issuer’s stock.  Some issuers may decide to allow existing shareholders to purchase additional shares through a direct stock purchase plan (DSPP) which we can facilitate for our clients.

Core Services and Compensation

Our core services are the proper issuance, transfer and cancellation of stocks and bonds on behalf of corporations and their shareholders. Corporate clients may access our core services for an annual fee. We will also provide additional shareholder services focused on shareholder relations at additional cost. These services will include responding to requests by shareholders and tabulating the votes of shareholders on corporate governance issues. The exact payment structure that we provide for our clients will depend on the White Label Arrangement that we ultimately establish.

Our ability to provide all of the services detailed herein is currently predicated upon our ability to secure a White Label Arrangement with an existing transfer agent.  We do not currently have the manpower or resources to provide all of the services directly.  There is, however, no guarantee that we will be successful in establishing a White Label relationship and the failure to do so will have a materially adverse effect on our operations and the implementation of our business model.

Marketing Our Product

We plan to offer our services to both privately held and publicly traded companies that could use the services of a transfer agent.  Our marketing strategy initially focuses on attracting the business of companies which our President has relationships with.  As a securities attorney, our President has extensive experience helping companies file disclosures with various regulatory agencies and maintain compliance with all pertinent laws and regulations governing public entities.  We intend to utilize these relationships initially to attract corporate clients.

Once we have established our base clientele, we intend to expand our market share through word-of-mouth referrals by providing unparalleled customer service and maintaining a high level of customer satisfaction. We will follow up with our clients periodically and offer special discounts from time to time.  Our methods of communication include: phone calls, email, and regular mail.  We will ask our satisfied clients for referrals.  We intend to hire an outside web designer to assist us in designing and building our website.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta-tags) and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotional materials.

As our market presence grows, we will actively seek to establish referral partnerships with investment banks, private equity firms, consulting firms, and a wide range of businesses and professionals that regularly deal with public companies.  Further, we will approach firms that specialize in helping private companies enter the public marketplace.  If we can establish relationships with newly public companies, and provide them with a high level of customer service, we hope to develop long lasting relationships that endure for as long as these companies maintain publicly traded shares.

Initially, our marketing strategy depends heavily on the ability of our President’s capacity to leverage his existing corporate relationships as an attorney to produce business for the Company.  However, there is no guarantee our President will be able to generate sufficient business, or any business at all, from his existing network of contacts.

Target Market

While our White Label Arrangement will enable us to work with any size company, we will aggressively engage small-to-medium sized companies that will appreciate our personalized and service-oriented approach to doing business.  In his capacity as an attorney, our President has a large number of contacts in this segment of the marketplace and we intend to initially market our services to the small-to-medium sized businesses he has established relationships with.  However, over time we intend to establish ourselves at specialists in dealing with newly public companies – especially those listed on the Over-The-Counter Bulletin Board (“OTCBB”).

Additionally, we devote significant effort developing business relationships with firms that help private companies enter the public marketplace.  We intend to establish ourselves as a preeminent provider of transfer agent services to newly public companies.  By maintaining a specific focus on this segment of the marketplace, and actively promoting our ability to cater to the needs of newly public companies, we expect to position ourselves as a dominant player in this niche space.  There is, however, no guarantee that we will be able to position ourselves effectively as a specialist providing transfer agent services to newly public companies, or that we will be successful in soliciting the business of our target market.

Competition

Our competition can be categorized into three main segments:

•	Large, well-established transfer agents
•	Small and/or newer transfer agents
•	Companies handling a transfer agent’s responsibilities internally

We intend to compete with large, well-established transfer agents, by leveraging our smaller scale to focus on providing clients with a personalized and high level of service. As we perform our due diligence relating to the transfer agent we will establish a White Label Arrangement with, one of the primary criteria for our decision will be customer service.  The transfer agent we seek to partner with will have the size and economies of scale to compete effectively price-wise with our larger competitors while maintaining the personalized feel of a smaller operation.

Our advantage over small transfer agents, especially new entrants to the marketplace, is that we intend to provide many of our transfer agent services through a White Label Arrangement with a well-established transfer agent. A new entrant is unlikely to have the resources and experience that we aim to exploit in our anticipated white label arrangement. We should be able to effectively provide the same services as the smaller transfer agents while providing them at a lower cost.

A company that chooses to perform a transfer agent’s services internally may not be a direct competitor, but it is a challenge for our business model nonetheless.  Considering the diversified and complex array of responsibilities encompassed by transfer agents, which rely on the management of large amounts of data from both the corporation itself and shareholders, it is hard for many companies to rationalize the manpower and expense required to handle these services internally.  Further, many of these responsibilities must be administered in accordance with a number of rules and regulations dictated by both Federal and State agencies.  Considering the inconvenience and legal expense maintaining compliance, it is unlikely that we will witness a growing trend of companies handling transfer agent services internally.  However, there is no guarantee that new legislation or technology will not be adopted that makes it more attractive and cost effective for companies to handle these responsibilities internally.  Such a development would have a material, adverse impact on our revenues and our ability to continue operations.

Dependence on One or a Few Major Customers

Our business model is not specific to a particular type of company or industry.  We can potentially satisfy the needs of a vast majority of both private and publicly traded companies and so do not anticipate any long-term dependence on a few major customers.  However, it is possible that during the initial process of building our book of business we will only be working with a small number of companies.

Government Regulation

The government regulations governing transfer agents are extensive and dynamic. Transfer agents are regulated by the U.S. Securities and Exchange Commission (SEC) as promulgated by the Securities Exchange Act of 1934.  Many of the regulations contained therein entail stringent requirements relating to the timeliness and accuracy of facilitating shareholder transactions.  Specific transfer agent responsibilities that are subject to these regulations include:

•	Retention of records

•	Accuracy of record keeping

•	Timely response to inquiries

•	Turnaround times for processing transactions

•	Posting, transportation and destruction of certificates

•	Review of internal accounting controls

•	Appropriate due diligence relating to “lost” shareholders

•	Protecting funds and securities

Transfer agents must comply with regulations geared towards fraud prevention, especially in connection with missing, counterfeit, and stolen certificates.  Additionally, transfer agents must adhere to regulations pertaining to data security and confidentiality.  Anti-Money Laundering (AML) regulations as well as those enforced by the Office of Foreign Assets Control (OFAC) could potentially encompass a transfer agent’s business operations as well.

In addition to federal regulations, transfer agents could also be subject to state-based laws depending on the provenance of both issuers and their shareholders.  The IRS requires transfer agents to file reports relating to dividend income and certain share activities via Form 1099.

On July 21, 2010 the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act” or the “Act”) was signed into law.  Under Section 951 of this Act, public companies must provide non-binding resolutions to shareholders with regards to executive compensation.  Section 951 goes on to require that public companies include a separate resolution, subject to shareholder vote, to determine the frequency (every 1, 2, or 3 years) of the votes regarding executive compensation.  Our involvement with clients’ annual shareholder meetings means that we must stay current on requirements such as these and implement processes that facilitate the adherence to these requirements on behalf of our clients.

We will comply with the regulations promulgated or enforced by federal agencies like the Securities and Exchange Commission and Internal Revenue Service and will satisfy the requirements of state law.  We will stay apprised of any pertinent changes or additions to the network of regulations governing transfer agents to ensure we maintain compliance.

Patent, trademark, license & franchise restrictions and contractual obligations & concessions.

We currently do not own any intellectual property and have not obtained any copyrights, patents or trademarks in respect to any intellectual property.  Our primary protection against unauthorized use, duplication and distribution of intellectual property that we may create is copyright and trademark protection and enforcement to protect these interests. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Research and Development Activities and Costs

We have no research or development activities costs.

Employees and Employment Agreements

Currently our only employees are our President, Jerry Gruenbaum, and our Secretary, David Mathias.  Mr. Gruenbaum currently devotes approximately 5 to 10 hours per week to company matters.  Subsequent to successful completion of this offering, Mr. Gruenbaum will devote approximately 10 to 15 hours per week to company matters.  There is no formal employment agreement between the Company and Mr. Gruenbaum. Mr. Mathias currently devotes approximately 5 hours per week to company matters. Subsequent to successful completion of this offering, Mr. Mathias will devote approximately 5 to 10 hours per week to company matters. There is no formal employment agreement between the Company and Mr. Mathias.

Description of Property

The Company does not current own any real estate or materially important physical property.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder, is a party adverse to the Company or has a material interest adverse to the Company.

Executive Offices

Our current executive offices are provided by The Owings Group, LLC.  We do not pay any rent to The Owings Group, LLC and there is no agreement to pay any rent in the future.  If we realize 75% participation or higher in this Offering, we will use some of the resulting proceeds to establish offices of our own.

RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently not listed on the OTC Bulletin Board or any securities exchange.  There is no guarantee our common stock will ever meet the requirements for listing on the OTC Bulletin Board or a securities exchange.

Holders of Common Stock

As of the date of this prospectus, we had one shareholder of record of our common stock.

Dividend Policy

We have never declared or paid cash dividends. We intend to retain earnings, if any, to support the development of the business and therefore, do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

FINANCIAL STATEMENTS

Transfer Enterprises, Inc.

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Transfer Enterprises, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Transfer Enterprises, Inc. (A Development Stage Company) as of May 31, 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period since inception on May 9, 2013 through May 31, 2013. Transfer Enterprises, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transfer Enterprises, Inc. (A Development Stage Company) as of May 31, 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period since inception on May 9, 2013 through May 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at May 31, 2013, has incurred losses and negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
August 13, 2013

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

TRANSFER ENTERPRISES, INC.
(A Development Stage Company)

BALANCE SHEETS
Audited

May 31,
2013

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$-

TOTAL CURRENT ASSETS	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable - Releated Party	$100,000

TOTAL CURRENT LIABILITIES	100,000

TOTAL LIABILITIES	100,000

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock, 10,000,000 shares authorized; $0.001 par value,
none issued and outstanding	-
Common Stock, 100,000,000 shares authorized; $0.001 par value,
20,000,000 shares issued and outstanding	20,000
Additional Paid-In Capital	-
Stock Subscrition Receivable	(804)
Deficit Accumulated During Development Stage	(119,196)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(100,000)

TOTAL LIABILITITIES AND STOCKHOLDERS EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

TRANSFER ENTERPRISES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
Audited

Cumulative since
May 9, 2013
(inception)
through
May 31, 2013
REVENUES

Revenues	$-

Total Revenues	-

EXPENSES

General and Administrative	-
Advertising	-
Registration fees	196
Impairment Expense	1,000
Stock for Services - Related Party	118,000
Operating Expenses	119,196

Operating Income (Loss)	(119,196)

Other Income (Expense)
Interest Expense	-

Net Loss Before Taxes	(119,196)

Provision for income taxes	-

NET LOSS	$(119,196)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	20,000,000

The accompanying notes are an integral part of these financial statements.

TRANSFER ENTERPRISES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Cumulative Results
from May 9, 2013
(inception)
through
May 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(119,196)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	18,000
Impaiment of transfer agent license	1,000
Changes in Operating Assets and Liabilities
Increase in Accounts Payable	100,000

Net cash used in operating activities	(196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Common Stock for cash or cash equivalent	196
Net Cash Provided by Financing Activities	196

Net (Decrease) Increase in Cash	-
Cash at Beginning of Period	-
Cash at End of Period	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:	`
Cash paid during the year for:
Interest	$-
Income Taxes	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued for services	18,000

The accompanying notes are an integral part of these financial statements.

TRANSFER ENTERPRISES, INC. and SUBSIDIARY
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY
From inception (May 9, 2013) to May 31, 2013

Audited

					Deficit
	Common Stock				accumulated
			Additional	Shares	during the
	Number of		Paid-in	Subscriptions	development
	shares	Amount	Capital	Receivable	stage	Total

Balance on inception, May 9, 2013	-	$-	$-	$-	$-	$-

Common stock issued for acquisition of US Stock	1,000,000	1,000				1,000
Transfer at $0.001 per share on May 10, 2013

Common stock issued for services at $0.001
per share on May 10, 2013	18,000,000	18,000	-	-	-	18,000

Common stock issued for subscription receivable at $0.001
per share on May 10, 2013	1,000,000	1,000	-	(804)	-	196

Net loss for the period ended	-	-	-	-	(119,196)	(119,196)

Balance, May 31, 2013	20,000,000	$20,000	$-	$(804)	$(119,196)	$(100,000)

The accompanying notes are an integral part of these financial statements.

TRANSFER ENTERPRISES, INC.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2013

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Delaware as a for-profit Company on May 9, 2013 and established a fiscal year end of May 31. We are a development-stage Company which intends to provide transfer agent service under the trade name US Stock Transfer.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying balance sheets, statements of operations, stockholders' deficit and cash flows include all adjustments, consisting only of normal recurring items, for their fair presentation in conformity with accounting principles generally accepted in the United States. These financial statements are presented in United States dollars.

Advertising

Advertising costs are expensed as incurred.  As of May 31, 2013, we incurred no advertising costs.

Property

The Company does not own or rent any property.  The office space is provided by the The Owings Group, LLC at no charge.
Revenues and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Use of Estimaters and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

TRANSFER ENTERPRISES, INC.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Impairment of Long Lived Assets

Long lived assets in accordance with ASC 360-10-05 are reviewed for impairment annually or whenever events or changes in circumstances indicates the carrying amount of an asset may not be recoverable, whichever is sooner.  Recoverability of these assets is measured by comparing the carrying amount to future undiscounted cash flows the assets are expected to generate.  If property and the data base of information rights are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its estimated fair market value.

Goodwill and Other Intangible Assets

The Company follows SFAS No. 142 “Goodwill and Other Intangible Assets” in assessing Goodwill for impairment.  The Company performs an impairment review, at least annually, for our reporting unit with assigned goodwill using a fair value approach, whenever events or changes in circumstances indicate that the goodwill asset may not be fully recoverable. Reporting units may be operating segments, or one level below an operating segment, referred to as a component. Under the fair value approach, whenever the carrying value of the reporting unit, including the goodwill asset, exceeds the fair value of the reporting unit (generally based on the reporting unit’s future estimated discounted cash flows), then the goodwill asset may be impaired and the Company is required to compare the implied fair value of the reporting units goodwill with the carrying amount of the reporting unit’s goodwill. If the carrying amount of the reporting unit’s goodwill is greater than the implied fair value of the reporting unit’s goodwill an impairment loss must be recognized for the excess.

Business Combinations

The Company follows the purchase method of accounting for business combinations in accordance with SFAS No. 141 “Business Combinations”.  Under SFAS No. 141, we record as our cost the estimated fair value of the acquired assets less liabilities assumed.  Any difference between the cost of an acquired company and the sum of the fair values of tangible and intangible assets less liabilities is recorded as Goodwill.  The operations of the acquired company from the date of acquisition are included in the financial statements.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $100,000, an accumulated deficit of $119,196 net loss from operations since inception of $119,196. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

TRANSFER ENTERPRISES, INC.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2013

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 100,000,000 common shares with a par value of $0.001 per share, and 10,000,000 preferred shares with a par value of $0.001 per share.

As of May 31, 2013, the Company has not granted any stock options and has not recorded any stock-based compensation.

On May 10, 2013 the Company issued 1,000,000 common stock for cash at and a note at $0.001 per share.  On May 10, 2013 the Company issued 1,000,000 common shares for US Stock Transfer sand its Transfer Agent License.  The license is a permit issued by the U.S. Securities and Exchange Commission that allows it to conduct business within the government's geographical location.  In accordance with ASC 805-10-55-4 the license did not qualify as a business, since on its own it was unable to perform any transfer agent operations as well as it has no employees or customers.  In accordance with 55-7 it, has not begun planned principal activity; it has no other inputs and processes that could be applied to those inputs; and it was not persuing a plan to produce outputs.  On May 10, 2013 the Company issued 18,000,000 common shares for services at $0.001 per share.

On May 31, 2013, the Company had 20,000,000 common shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of May 10, 2013, the Company entered into an agreement with Owings-1, LLC whereby Owings-1, LLC provides services to the Company to take it public at Owings-1, LLC's expense.  Once the Company is publicly trading, the Company owes Owings-1, LLC for $200,000  for that service. As of May 31, 2013, fifty percent of the services have been provided and accordingly $100,000 have been expensed and the remaining will be due upon completion of the remaining services.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of May 31, 2013 are as follows:

May 31, 2013

Net operating loss carry forward	$119,196
Effective Tax rate	35%
Deferred Tax Assets	41,719
Less: Valuation Allowance	-41,719
Net deferred tax asset	$0

The net federal operating loss carry forward will expire in 2033.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 - IMPAIRMENT OF TRANSFER AGENT LICENSE

In accordance with ASC 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets, all of our intangible assets that have definite lives are being amortized on a straight-line basis over their estimated useful lives. Should the carrying value of patents or intangible assets exceed the estimated future undiscounted cash flows for the expected periods of benefit, such assets will be written down to fair value. Based upon our most recent assessment as of May 31, 2013, we have determined that because of uncertainty of the Company’s ability to convert the $1,000 in transfer agent license into revenue as a result of a large working capital deficiency and the Company’s ability to continue as a going concern we impaired the $1,000 transfer agent license.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

Establish a White Label Arrangement with another Transfer Agent
Time Frame: 1st – 2nd months.
$0.00

During this period we will continue to perform due diligence on potential transfer agents to form a White Label Arrangement.  Additionally, we will approach the most attractive candidates and propose a relationship wherein we bring them clients and they provide operational services.  While we continue to perform our due diligence, we will simultaneously begin drafting a proposal that we will present to the transfer agent that we decide most effectively satisfies the needs of our business model.  There is, however, no guarantee that we will be successful in establishing a white label arrangement and if we are unable to do so it will have a material, adverse effect on our business.

Develop Our Website
Time Frame: 1st – 2nd months.
Cost: $0.00 to $75,000

During this period, we intend to continue developing our website. The goal is for the website to be comprehensive. It should allow potential customers to learn about the variety of transfer agent services that are available through the Company. It should also allow customers to interact with the transfer agent to request services. Additionally, our customers will have shareholders who will need to interact with us, and our website will facilitate this process. The website will have functions that allow those shareholders, whether they are institutions, investors, or brokers acting on behalf of others, to interact with the Company.  We need to realize at least 50% participation in this Offering to have sufficient proceeds to allocation funds towards our website.  If we realize less than 50% participation, we will have to wait until the Company has generated sufficient revenues before we can dedicate the resources necessary to complete our website.  There is no guarantee that the Company will ever generate sufficient revenue to complete the construction of its website.

Marketing
Time Frame: 2nd - 12th months.
$0.00 to $125,000

We plan to utilize the personal and professional network of our President to begin marketing our services.  As a securities attorney, our President has a wide range of business relationships with small-to-medium sized companies which comprise our target market.  Our President will use his existing relationships to establish meetings with the executives and management teams of these companies and present our services as a transfer agent.
Besides capitalizing on our President’s network of relationships, we will engage in referral relationships with attorneys, accountants, investment bankers, and other business professionals that regularly deal with small-to-medium sized public companies as well as newly public companies.

By tapping our President’s network of relationships and by developing referral relationships with various business professionals, we will endeavor to build a solid base of clients.  Following the successful administration of our services to this core group of clients, we will ask our clients for referrals and use these existing relationships to develop new ones.   There is, however, no guarantee that we can leverage our President’s existing relationships into clients, or that we will be successful in establishing referral partnerships with business professionals.

If we realize at least 50% participation in this Offering, we will dedicate a minimum of $50,000 towards email and direct marketing campaigns targeting public companies listed on the Over-the-Exchange Bulletin Board (OTCBB).  In addition, we will allocate a portion of these proceeds towards establishing an internet marketing campaign that uses Search Engine Optimization (SEO), paid ad spaces, and similar techniques to put our business and services in front of prospective clients.

Hire Additional Personnel
Time Frame: 1st – 12th months.
$0.00 to $100,000

Depending on the success of our offering, we plan on paying our President, Jerry Gruenbaum, a salary. Additionally, if we realize 75% participation or higher, we will begin looking to hire employees to help our President market and perform our services and address prospective client questions.  Mr. Gruenbaum’s other professional responsibilities may detract from his ability to market the Company’s services to potential customers and perform all of the needed services including, maintaining relationships with customers, establishing and maintaining the White Label Arrangement, and supervising the administrative work that is necessary throughout the performance of our services. By hiring additional personnel, the Company will be able to address these issues without relying on Mr. Gruenbaum and the challenges of his schedule.  We do not intend on paying a salary to our Secretary, David Mathias, until such time as the Company generates sufficient revenues to warrant doing so.

Office Set Up
Time Frame: 1st – 2nd months.
$0.00 to $45,000

If we realize less than 75% participation, we will continue to use the existing office space currently provided by The Owings Group, LLC. With participation of 75% or higher, we will spend between $25,000 and $45,000 to acquire new office space along with acquiring and setting up furniture, computers and other items necessary for an office.

Cash Reserves
Time Frame: 1st -12th months.
$0.00 to $40,000

If we realize 75% participation or higher in this offering, we will set aside between $25,000 and $40,000 as strategic reserves.  These funds will be allocated as needed while implementing our Plan of Operation.

Pay Off Obligation to Owings-1, LLC
Time Frame: 1st month
$0.00 to $200,000

Subsequent to the effective date of this prospectus, the Company will owe $200,000 to Owings-1, LLC for services rendered in relation to this offering. The first $200,000 in proceeds realized from this Offering will be allocated towards satisfying this obligation.  If the company achieves less than 33.33% participation, then the Company will not be able to repay the total amount of the obligation. In this event, Owings-1, LLC has verbally agreed to renegotiate or extend the terms associated with the repayment of this obligation.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have Jerry Gruenbaum, our President, prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $9,500 for our accounting and audit requirements.

SEC FILING PLAN

We will be required to file annual and periodic reports subsequent to the effectiveness of this Form S-1.  This means that we will file documents with the United States Securities and Exchange Commission.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs in connection with our three quarterly filings and annual filing.

With regards to this S-1 registration, the costs of this process are being borne by Owings-1, LLC pursuant to the Client Services Agreement (See "Client Services Agreement" in Exhit 10.1.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED MAY 31, 2013

We have had no operating revenues since our inception on May 9, 2013 through the date of this prospectus. Our activities have been financed by The Owings Group, LLC. From our inception to the date of this prospectus, we have received a total of $1,000 from private offerings of our common stock.

Total expenses in the period ending May 31, 2013 were $119,196.  The operating loss for the period is a result of general and administrative expenses in the amount of $119,196. Since inception we have incurred operating expenses of $119,196.

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance at the period ended May 31, 2013 was $0. As of May 31, 2013, we had cash reserves of approximately $0 and working capital of negative $100,000.  We believe these cash reserves are sufficient to cover our expenses for the remainder of 2013.  We are currently provided rent-free office space, and access to telephone and internet service, by The Owings Group, LLC.  However, if additional and/or unforeseen expenses arise, we will require additional financing.  If we cannot raise any additional financing prior to the expiration of this timeframe, we believe we will be able to obtain loans from The Owings Group, LLC, in the future, if necessary, but have no agreement in writing and the failure to obtain such financing should the need arise could force us to cease operations.

We are a development stage company and have generated no revenue to date.  Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of approximately $15,000 in additional cash over the next 12 months to satisfy our regulatory reporting and filing requirements.  Other than our planned offering, our efforts to address this expense in the event of an unsuccessful offering have been restricted to a verbal commitment we secured from The Owings Group, LLC that it will provide an on demand, non-interest bearing loan to help the Company cover the costs associated with being a reporting company.  However, we will require full funding from this Offering to implement our complete plan of operation (See the “Plan of Operation” section of this prospectus on page 38. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

There are no assurances that we will be able to obtain further funds required for our continued operations.  Even if additional financing is available, it may not be available on terms we find favorable.  Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Subsequent to the effective date of this prospectus, if we realize less than 33.33% participation in our Offering, we will have insufficient capital to satisfy our $200,000 obligation to Owings-1, LLC for services rendered in relation to this Offering.  In the event we are unable to raise sufficient proceeds from this Offering to satisfy this obligation, the Owings-1, LLC has verbally agreed to renegotiate or extend the repayment terms of this obligation.

In the event that our Offering fails, The Owings Group, LLC, has verbally agreed to continue providing us the use of our current office space and access to telephone and internet service free of charge.  Additionally, if our Offering is unsuccessful, our President, Jerry Gruenbaum, and our Secretary, David Mathias, have verbally committed to continuing their roles as Officers without compensation until such time as the Company generates sufficient revenues to warrant providing them with salaries.

While we have secured verbal commitments, there are no guarantees that The Owings Group, LLC will continue providing the Company with free office space and access to telephone and internet service, or that Jerry Gruenbaum and David Mathias will continue functioning as our Officers without compensation.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception.  As of May 31, 2013, the Company had accumulated losses of $ 119,196.  Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

The Company has no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $119,196 as of May 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations as they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from The Owings Group, LLC and/or private placement of common stock.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of  revenues  and  expenses during  the reporting  period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the period have been made, and all adjustments are of a normal recurring nature.

Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company’s fiscal year end is May 31st.

Recent accounting pronouncements

We have reviewed all the recent and not yet effective accounting pronouncements issued through the date of these financial statements, and we do not believe any of these pronouncements will have a material impact on the Company.

Revenue Recognition

The Company will recognize revenue in accordance with ASC Topic 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period May 9, 2013 (inception) to May 31, 2013.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Director and Officers currently serving our Company is as follows:

Name	Age	Positions and Offices

(1) Jerry Gruenbaum	58	President
(2) Mary Radomsky	66	Director
(3) David Mathias	27	Secretary

(1) c/o Transfer Enterprises, Inc. 10045 Red Run Blvd. suite 140, Owings Mills, MD 21117.
(2) Mary Radomsky. 2542 Quarry Lake Dr., Unit 178, Mount Washington, MD 21209
(3) c/o Transfer Enterprises, Inc. 10045 Red Run Blvd., suite 140, Owings Mills, MD 21117

The Director and Officers named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, Directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Jerry Gruenbaum, Age 58

Jerry Gruenbaum has been a practicing attorney since 1979, specializing in securities, corporate, mergers and acquisitions, and international law.  He provides legal services to clients throughout the world in corporate financing, hedge funds, public offerings, private placements, and disclosure and regulatory reporting in a wide range of industries.  Mr. Gruenbaum is the former CEO and a Chairman of a publicly traded, multinational manufacturing company with operations in the United States, Hong Kong, and the Netherlands.  He has also been the CEO and a Chairman for a publicly traded real estate company with a 100 million euro portfolio of commercial properties.  Additionally, Mr. Gruenbaum worked as a CPA at KPMG and Arthur Anderson.  He has been the CEO and FINOP of First Union Securities, a SEC licensed securities brokerage firm where he was instrumental in raising over $160 million for various investment ventures.

Mary Radomsky, Age 66

Mary Radomsky has had a varied career. She has performed services for companies focused on financial services, for the Baltimore City Police Department, for a distribution company for General Motors, and for the chambers of a judge. Her diverse experiences provide sound business leadership to the Company.

David Mathias, Age 27

David Mathias is an attorney licensed in the State of Maryland since 2012 and an alumnus of University of Maryland Law School. He is the internal legal counsel for Owings Group. His recent work experience has involved providing support for the National Association of the Deaf and the Maryland Office of the Public Defender. Earlier he had worked for a social services non-profit in Washington, DC. His legal training and experience give him a valuable perspective on the business world.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to its Director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regards to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no significant employees other than our President, Jerry Gruenbaum, and our Secretary, David Mathias. Owings-1, LLC has provided consulting services in relation to this S-1 registration; however, the Company does not have any intention of continuing this relationship following the effective date of this prospectus.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Director.  The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee.  The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees.  Thus, there is a potential conflict of interest in that our Director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our officer for all services rendered in all capacities to us for the fiscal periods indicated.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal year Ended May 31	Salary ($)*	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)
Jerry Gruenbaum, President		$0.00	$0.00	$0.00	None
David Mathias, Secretary		$0.00	$0.00	$0.00	None

Our Director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to our Officers since our inception. Upon the further development of our business, we will likely grant options to Directors and Officers consistent with industry standards for businesses similar to ours.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any of its officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 20,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of	Number of Shares	Percent of
	Beneficial Owner	Owned Beneficially	Class Owned

Common Stock	(1) Sycamore Ventures, Inc.	20,000,000	100%

All Executive Officers
and Directors as a		0	0%*
group

(1) c/o Sycamore Ventures, Inc. 2542 Quarry Lake Dr. Unit 178, Mount Washington, MD 21209.

* Although not a majority shareholder directly, Mary Radomsky is the sole Director of Sycamore Ventures, Inc., which is the majority shareholder of Transfer Enterprises, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 10, 2013, we offered and sold 19,000,000 shares of common stock to The Owings Group, LLC, with a par value of $0.001 per share, for aggregate cash proceeds of $1,000.  In addition to the $1,000, The Owings Group, LLC has provided good will consideration in the form of existing professional relationships with potential customers, management-related expertise, office space, access to internet and phone service, as well as access to a client relationship management (CRM) database.  On May 10, 2013, the Company sold 1,000,000 shares of common stock to Sycamore Ventures, Inc., with a par value of $0.001, in return for ownership of U.S. Stock Transfer Corp. and its transfer agent license.

On May 10, 2013, the Company engaged Owings-1, LLC to facilitate the S-1 Registration process.  In conjunction with this agreement, the Company agreed to pay Owings-1, LLC $200,000 following the effective date of this prospectus.  As part of this agreement, Owings-1, LLC will provide consulting services and cover the initial, up-front costs of registration in return for its compensation of $200,000 subsequent to the completion of this Offering (See "Client Services Agreement" in Exhibit 10.1.)

On May 20, 2013, Sycamore Ventures, Inc. acquired 19,000,000 shares of our common stock from The Owings Group, LLC.  As of the date of this prospectus, Sycamore Ventures, Inc. owns 100% of our issued and outstanding common shares.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our Directors or Officers, former Directors and Officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Delaware, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $120,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Transfer Enterprises, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas C. Cook, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.  Seale & Beers, CPAs, our independent registered public accountant, has audited our financial statements for the period ended May 31, 2013, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Seale & Beers, CPAs, has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND MORE INFORMATION

 We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering.  This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement.  For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.  The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Seale & Beers, CPAs, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

PROSPECTUS

TRANSFER ENTERPRISES, INC.

2,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2013 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS August 21, 2013

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by Owings-1, LLC pursuant to the Client Services Agreement, attached hereto on in Exhbit 10.1; no expenses shall be borne by Transfer Enterprises, Inc.

Amount
Item	(US$)
SEC Registration Fee	$81.84
Transfer Agent Fees	1,000.00
Legal Fees	10,000.00
Accounting and Auditing Fees	3,500.00
Printing/Edgar filing Costs	500.00
TOTAL	$15,081.84

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

· indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

· advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

· obtain directors’ and officers’ insurance.

RECENT SALES OF UNREGISTERED SECURITIES

Since our inception on May 9, 2013, we have issued and sold the following securities without registration.

On May 10, 2013, we offered and sold 19,000,000 shares of common stock to The Owings Group, LLC, with a par value of $0.001 per share, for aggregate cash proceeds of $1,000.  In addition to the $1,000, The Owings Group, LLC has provided good will consideration in the form of existing professional relationships with potential customers, management-related expertise, office space, access to internet and phone service, as well as access to a client relationship management (CRM) database.

We issued the foregoing restricted shares to The Owings Group, LLC pursuant to Section 4(2) of the Securities Act of 1933.  The Owings Group, LLC is in possession of all material information relating to us.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

On May 10, 2013, the Company sold 1,000,000 shares of common stock to Sycamore Ventures, Inc., with a par value of $0.001, in return for ownership of U.S. Stock Transfer Corp. and its transfer agent license.

We issued the foregoing restricted shares to Sycamore Ventures, Inc. pursuant to Section 4(2) of the Securities Act of 1933.  Sycamore Ventures, Inc. is in possession of all material information relating to us.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement.

Exhibit	Description

3.1	Articles of Incorporation
3.2	Bylaws of Registrant
5.1	Opinion of the Law Offices of Thomas C. Cook, regarding the legality of the securities being registered
5.1	Consent of The Law Offices of Thomas C. Cook, PLLC
10.1	Client Services Agreement
10.2	Client Service Agreement Amendment
23.1	Consent of Seale & Beers, CPAs

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Owings Mills, MD on August 21, 2013.

Transfer Enterprises, Inc. (Registrant)

By:	/s/ Jerry Gruenbaum
Name: Jerry Gruenbaum,
Title: President and Treasurer
(principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Gruenbaum, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Transfer Enterprises, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jerry Gruenbaum		August 21, 2013
Jerry Gruenbaum	President and Treasurer (principal executive officer, principal financial officer, and principal accounting officer)